SANDERSON FARMS, INC.
                               GUARANTY AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois

SunTrust Bank
Atlanta, Georgia

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement dated as of March 21, 2000 (such Credit Agreement, as the same may be modified or amended from time to time, being hereinafter referred to as the "Credit Agreement") by and among Joe Franklin Sanderson, Jr. and William Ramon Sanderson, not individually but solely as co-executors of the estate of Joe Franklin Sanderson, deceased (the "Borrower"), and Harris Trust and Savings Bank, individually and in its capacity as agent thereunder, and SunTrust Bank (all of said banks, including Harris Trust and Savings Bank in its individual capacity, being referred to collectively as the "Banks" and individually as a "Bank", and said Harris Trust and Savings Bank as agent for the Banks under the Credit Agreement being hereinafter referred to in such capacity as the "Agent"), pursuant to which said Banks have made term loans in an aggregate original principal amount of $13,500,000 to the Borrower, which are evidenced by the Term Notes of the Borrower (all such Term Notes being hereinafter referred to collectively as the "Notes" and individually as a "Note"). All of the Borrower's indebtedness, obligations and liabilities to the Banks under the Credit Agreement and the other Loan Documents, including, without limitation, all such indebtedness, obligations and liabilities evidenced by the Notes, and, subject to Section 6 below, all extensions or renewals of any of the foregoing, are hereinafter collectively referred to as the "Indebtedness". All defined terms used herein shall have the meanings set forth in the Credit Agreement unless expressly defined herein.

      In consideration of credit extended and to be extended by the Banks to the Borrower under said Credit Agreement, the undersigned (hereinafter referred to as the "Guarantor"), hereby guarantees the full and prompt payment to the Agent and each of the Banks at maturity (whether by acceleration, lapse of time or otherwise) and at all times thereafter of all Indebtedness of the Borrower under the Credit Agreement, and, subject to Section 6 below, all extensions or renewals of all or any part thereof and all other indebtedness, liabilities and obligations of the Borrower to the Banks and the Agent under the Credit Agreement; provided, however, that this Guaranty shall not cover any unaccrued interest (or prepayment fee) that may otherwise be payable to the Banks pursuant to Section 3.1 of the Credit Agreement (the "Unearned Interest"). Notwithstanding anything contained herewith to the contrary, the liability of the Guarantor hereunder is limited to three million two hundred and six thousand dollars ($3,206,000) plus all expenses paid or incurred by the Banks in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.

      By their acceptance of this Guaranty, the Agent and the Banks agree with the Guarantor that if the Agent and the Banks ever make a demand for payment by the Guarantor under this Guaranty, the Guarantor may, at its option and in its sole discretion, elect to purchase from the Agent and the Banks all of their respective right, title and interest in, to and under the Credit Agreement, the Notes, the Security Agreement, the Pledge Agreement, all of the Borrower's indebtedness, obligations and liabilities to the Agent and the Bank thereunder and all collateral security therefor for a purchase price equal to the aggregate amount of all indebtedness, obligations and liabilities of the Borrower to the Agent and the Banks under the Loan Documents but excluding any Unearned Interest. Such sale shall be made by the Agent and the Banks without recourse, representation or warranty of any nature whatsoever. The purchase price shall be payable in immediately available funds at the offices of the Agent. In order to exercise the option described above, the Guarantor shall give written notice to the Agent no later than the close of business in Chicago, Illinois on the third Business Day following the Guarantor's receipt of any demand for payment under this Guaranty.

      The Guarantor further acknowledges and agrees with the Banks that this Guaranty and the undertaking of the Guarantor in connection therewith shall be on and subject to the following terms and conditions:

             1. This Guaranty of payment by the Guarantor shall be a continuing, absolute and unconditional guaranty and shall remain in full force and effect until the earlier of (a) its release pursuant to Section 2.4 of the Credit Agreement and (b) all Indebtedness of the Borrower to the Banks and the Agent shall be fully paid and satisfied and all commitments of the Banks under the Credit Agreement to extend credit to or for the account of the Borrower shall have terminated. The dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against the Guarantor or the Borrower shall not terminate this Guaranty.

             2. The obligations and liabilities of the Guarantor hereunder shall not be affected or impaired by any irregularity, invalidity or unenforceability of or in any of the Notes or of any agreement, instrument or other document evidencing or creating or providing for the same.

             3. The obligations and liabilities of the Guarantor hereunder shall not be affected or impaired by any exercise by the Agent or the Banks of its remedies under the Credit Agreement, the Notes, any other Loan Documents (as defined in the Credit Agreement), any other guaranty thereof, or of any security or collateral therefor, provided, however, that the undersigned has received the notices required by Section 11 hereof.

             4. The obligations and liabilities of the Guarantor hereunder shall not be affected or impaired by any acceptance by the Agent or the Banks, or any of them, of any security or collateral for, or other guarantors upon any of the Indebtedness or by any failure, neglect, omission, delay or partial action on the part of the Agent or the Banks, or any of them, in the administration of the Indebtedness or to realize upon or protect any of the Indebtedness or any security or collateral therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Borrower possessed by any of the Banks toward the liquidation of the Indebtedness or by any application of payments or credits thereon or by any other circumstances whatsoever (with or without notice to or the knowledge of the Guarantor) which may in any manner or to any extent vary the risk of the Guarantor hereunder or may otherwise constitute a legal or equitable discharge of a surety or guarantor.

             5. In order to hold the Guarantor liable hereunder, there shall be no obligation on the part of any Bank, at any time, to resort for payment to any person directly liable in respect of the Indebtedness or to any other guaranty, or to any other person, their properties or estates, or to resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Banks shall have the right to enforce this guaranty of payment irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing. The Guarantor agrees to pay all reasonable out-of-pocket expenses, including court costs and reasonable attorneys' fees, paid or incurred by the Agent and the Banks or any of them in enforcing this Guaranty.

             6. The granting of credit to the Borrower by any Bank from time to time in addition to the Indebtedness under the Credit Agreement without consent from the Guarantor is not permitted. In addition, the principal amount of the Indebtedness may not be increased and the final maturity date of the Indebtedness may not be extended without the Guarantor's consent.

             7. The payment by the Guarantor of any amount or amounts under this guaranty of payment shall not entitle it, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness, or in and to any security or collateral therefor, or in or to any amounts at any time paid or payable under or pursuant to any guaranty by any other person of all or part of Indebtedness, or in and to any amounts theretofore, then or thereafter  paid  or  applicable  to  the  payment  of  the  Indebtedness, howsoever such payment or payments may arise, until all of the Indebtedness has been fully paid and all obligations of the Banks to extend credit to or for the benefit of the Borrower shall have terminated or expired.

             8. This Guaranty Agreement may be enforced by the Banks acting jointly. Any Bank may, without any notice to the Guarantor, sell, assign or transfer, to the extent permitted in the Credit Agreement, the Indebtedness held by it, or any part thereof, or grant participations therein; and in that event, each and every immediate and successive assignee, transferee or holder of or participant in all or any part of the Indebtedness shall, to the extent permitted in the Credit Agreement, have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits.

             9. If any payment applied by any Bank to any of the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

            10. This Guaranty Agreement and every part hereof shall be binding upon the Guarantor and upon its legal representatives, successors and assigns and shall inure to the benefit of the Agent and the Banks and their respective successors, legal representatives and assigns.

            11. Prior to exercising any rights under the Credit Agreement (or any other Loan Document) the Agent and the Banks, as applicable, shall provide the Guarantor with three days notice in writing (by facsimile or overnight delivery) of its intention to exercise remedies under the Credit Agreement. The Guarantor shall then have until the expiration of the third day from receipt of the notice to cure any default under the Credit Agreement. If the default is cured the Agent and the Banks, as applicable, shall not be entitled to accelerate any of the indebtedness provided for in the Credit Agreement.

            12. The obligations of the Guarantor hereunder are subject to being released as provided in Section 2.4 of the Credit Agreement, which rights the Guarantor may exercise without the consent of the Borrower.

            13. The Guarantor hereby agrees to indemnify and save harmless the Agent and the Banks from any and all liabilities, losses, claims, costs and expenses suffered or incurred by the Agent or the Banks in connection with any action, suit or proceeding brought against the Agent or any Bank by any person, firm or other entity which arises out of the execution and delivery by the Guarantor of this Guaranty or the transactions contemplated hereby.

            14. This writing is intended by the parties to be a complete and final expression of this Guaranty Agreement and is also intended as a complete and exclusive statement of the terms of that agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms hereof, nor are there any conditions to the full effectiveness of this Guaranty Agreement.


      Dated as of June 15, 2000


                                       SANDERSON FARMS, INC.



                                       By :  /s/D. Michael Cockrell
                                          Its Treasurer & Chief Financial
                                          Officer



                                       Address for Notices:

                                       225 North 13th Avenue
                                       P.O. Box 988
                                       Laurel, Mississippi  39441
                                       Attention:  Mike Cockrell
                                       Telephone:  601-649-4030
                                       Facsimile:  601-426-1461